Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 09/28/2023 11:45 AM
ID: 2023-001337776

RECEIVED
SEP 12 2023
WYOMING
SECRETARY OF STATE

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

BRB FOODS LTD.

2. Incorporated under the laws of: Delaware
(State or country)

3. Date of incorporation: 10/13/2022
(Date – mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

36 Shadow Brook Lane
Lander, WY 82520

6. Principal office address:

36 Shadow Brook Lane
Lander, WY 82520

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: Wyoming Discount Registered Agent, Inc.

Address: 36 Shadow Brook Lane
Lander, WY 82520

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

Any legal purpose.

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	Bruno Bonifacio	R Dr Eduardo de Souza Aranha 387 - São Paulo, Brazil
Vice President	F. Eduardo Parreira	R Dr Eduardo de Souza Aranha 387 - São Paulo, Brazil
Secretary	Paulo Roberto Bonifacio	R Dr Eduardo de Souza Aranha 387 - São Paulo, Brazil
Treasurer	Fabio L. Farina	R Dr Eduardo de Souza Aranha 387 - São Paulo, Brazil
Director		
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the authority to issue.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

30,000,000 authorized shares at 0.001 par value

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

30,000,000 auth shares at. 0.001 par value

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

13. Certification. *(Please check the box to complete the required certification.)*

☑ I consent on behalf of the business entity to accept electronic service of process at the required email address provided on the form under the circumstances specified in W.S. 17-28-104(e).

Signature: Bruno Bonifacio
Bruno Bonifacio (Sep 11, 2023 12:24 ADT)
(Shall be executed by an officer or director of the corporation.)

Date: 09/11/2023
(mm/dd/yyyy)

Print Name: Bruno Bonifacio

Title: President

Contact Person: Mary P. Stankuviene

Daytime Phone Number: (775) 782-6587

Email: office@discountregisteredagents.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

State of Virginia **County of** Chesterfield

The foregoing instrument was acknowledged before me by Bruno Bonifacio.

Signatory's Printed Name

Notary Public's Signature

09/11/2023
Notary Date (mm/dd/yyyy)

06/30/2024
Notary's Commission Expiration

Notarial Seal: LAUREN N FRIDLEY ELECTRONIC NOTARY PUBLIC REG # 7699515 EXPIRES 6/30/2024 COMMONWEALTH OF VIRGINIA

Notary Public -Lauren N Fridley
Commission 7699515
Notary Public of Chesterfield County, Virginia
Completed via Remote Online Notarization using two-way Audio/Video technology

REQUIRED ATTACHMENT TO INCLUDE WITH THE FILING

☑ A certified copy of its original Articles of Incorporation and all amendments currently certified within the last six (6) months by the proper officer of the state or nation of formation.

☑ A copy of the company resolution authorizing continuance of the Profit Corporation into Wyoming.

Note: Please **provide evidence showing the entity has been dissolved** after the continuation into Wyoming has been completed. Copies of the dissolution are acceptable and can be emailed to business@wyo.gov or mailed in.

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Wyoming Discount Registered Agent, Inc. , registered office located at
(name of registered agent)

36 Shadow Brook Lane
Lander,Wyoming 82520
voluntarily consent to serve

**(registered office physical address, city, state, & zip)*

as the registered agent for BRB FOODS LTD.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Mary Pauline St[signature]
(Shall be executed by the registered agent.)

Date: 09/11/2023
(mm/dd/yyyy)

Print Name: Mary Pauline Stankuviene

Daytime Phone: (775) 782-6587

Title: Director

Email: Office@DiscountRegisteredAgents.com
***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Registered Agent Mailing Address
(if different than above):
1111 S Roop Street #100
Carson City, Nevada 89702

RECEIVED
SEP 12 2023
WYOMING
SECRETARY OF STATE

IMPORANT: If you are an existing registered agent and your existing address on record does not match what is provided on this form, a **Registered Agent Information Update** form is also required.

NOTE TO SECRETARY OF STATE

Please Add This Continuance To:
The Public Notes Section Of The Website:

Originated In (State) (Date) Continued Into Wyoming (Date)

Thank You

Corporate Resolution Of
BRB FOODS LTD.
Authorizing Moving the Corporation From The State Of Delaware To The State Of Wyoming and Name Change

This day, a meeting of the Board of Directors was duly held at which were present each and all of the members of the Board of Directors; due and proper notice, purpose and call of said meeting was given.

Upon motion, second and unanimous vote of said Board of Directors, the following resolutions were duly and regularly passed;

RESOLVED: That the President is authorized to sign for and on behalf of the Corporation and to make, execute and deliver, on behalf of the Corporation, all instruments arising out of or required in connection with the continuance of the Corporation in the State of Wyoming.

RESOLVED: That the Corporation by and through its Board of Directors ratifies, approves, confirms and adopts the continuance of the Corporation in the State of Wyoming and each and all of the terms and conditions thereof and authorized the President to make, execute and deliver any and all instruments in compliance with said continuance for and on behalf of the Corporation. Full, true and correct copies of said Wyoming Articles of Continuance shall be attached hereto, when approved by the State of Wyoming.

FURTHER RESOLVED: The name of the company shall now be known as *BRB FOODS INC.*

Bruno Bonifacio
Bruno Bonifacio (Sep 11, 2023 12:25 ADT)
Director

Sep 11, 2023
Date

LAUREN N FRIDLEY
ELECTRONIC NOTARY PUBLIC
REG # 7889515
EXPIRES 6/30/2024
COMMONWEALTH OF VIRGINIA

Notary Acknowledgment Continued on Next Page

Completed via Remote Online Notarization using two-way Audio/Video technology

Certificate of Acknowledgement
Commonwealth of Virginia
County of Chesterfield

On 09/11/2023, before me, Lauren N Fridley, appeared, Bruno Bonifacio proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ______________ (Seal)

LAUREN N FRIDLEY
ELECTRONIC
NOTARY
PUBLIC
REG # 7699515
EXPIRES
6/30/2024
COMMONWEALTH OF VIRGINIA

Commission Exp. June 30 2024

Notary Public Lauren N. Fridley
Commission 7699515
of Chesterfield County, Virginia

Completed via Remote Online Notarization using two-way Audio/Video technology

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BRB FOODS LTD." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF OCTOBER, A.D. 2022, AT 8:35 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "BRB FOODS LTD.".

Jeffrey W. Bullock, Secretary of State

7080596 8100H
SR# 20233401528

Authentication: 204087375
Date: 09-01-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:35 AM 10/13/2022
FILED 08:35 AM 10/13/2022
SR 20223760516 - File Number 7080596

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

FIRST - Name

The name of the Corporation is:
BRB FOODS LTD.

SECOND – Registered Agent

Its registered office in the State of Delaware is to be located at 8 The Green, Ste R, in the City of Dover County of Kent Zip Code 19901. The registered agent in charge thereof is Resident Agents Inc.

THIRD - Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH - Stock

The amount of the total stock of this corporation is authorized to issue is 30,000,000 shares (number of authorized shares) with a par value of $0.001 per share.

FIFTH - Incorporator

The name and mailing address of the incorporator are as follows:

Resident Agents Inc. – 8 The Green, Ste R,
Dover, DE 19901

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of October, A.D. 2022.

BY: Riley Park

Resident Agents Inc. Incorporator
Riley Park, Assistant Secretary

STATE OF DELAWARE
SHORT FORM CERTIFICATE
OF DISSOLUTION
(SECTIONS 275 AND 391 (a) (5) (b))

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The dissolution of BRB FOODS LTD. has been duly authorized by the Board of Directors and Stockholders in accordance with subsections (a) and (b) of Section 275 or by unanimous consent of Stockholders in accordance with subsection (c) of Section 275 of the General Corporation Law of the State of Delaware.

2. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 10/13/2022

3. The date the dissolution was authorized is 10/31/2023

4. The names and addresses of the directors and officers of the corporation are as follows:

NAME	TITLE	ADDRESS
Paulo Roberto Bonifacio	President	Brazil
Bruno Bonifacio	Chief Executive Officer	Brazil
F. Eduardo Parreira	Senior VP and IR	Panama
Fabio L. Farina	Chief Financial Officer	Brazil

5. The corporation has no assets and has ceased transacting business.

6. The corporation, for each year since its incorporation in this State, has been required to pay only the minimum franchise tax then prescribed by Section 503 of the General Corporation Law of the State of Delaware

7. The corporation has paid all franchise taxes and fees due to or assessable by this State through the end of the year in which the certificate of dissolution is filed.

LAUREN N FRIDLEY ELECTRONIC NOTARY PUBLIC REG # 7699515 EXPIRES 6/30/2024 COMMONWEALTH OF VIRGINIA

By: Bruno Bonifacio
Bruno Bonifacio (Sep 11, 2023 12:26 ADT)
Authorized Officer

Name: Bruno Bonifacio
Print or Type

Notary Acknowledgment Continued on Next Page

Completed via Remote Online Notarization using two-way Audio/Video technology

Certificate of Acknowledgement
Commonwealth of Virginia
County of Chesterfield

On 09/11/2023, before me, Lauren N Fridley, appeared, Bruno Bonifacio proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature ____________________ (Seal)

LAUREN N FRIDLEY
ELECTRONIC
NOTARY
PUBLIC
REG # 7699515
EXPIRES
6/30/2024
COMMONWEALTH OF VIRGINIA

Commission Exp.____June 30 2024________

Notary Public Lauren N. Fridley
Commission 7699515
of Chesterfield County, Virginia

Completed via Remote Online Notarization using two-way Audio/Video technology

STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that

BRB FOODS LTD.

an entity originally organized under the laws of Delaware on October 13, 2022, did on September 28, 2023 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **BRB FOODS LTD.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **28th** day of **September**, **2023**.

Secretary of State

By: Carmen Ponce

Filed Date: 09/28/2023